UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 21, 2011

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2020 Calamos Court
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matter to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

Calamos Asset Management, Inc. (“Corporation”) held its annual meeting of stockholders on July 21, 2011.  The stockholders: (i) elected the Corporation’s nominees as directors; (ii) approved, on an advisory basis, the compensation of the Corporation’s named executive officers; (iii) approved, on an advisory basis, a frequency of every year for future advisory votes on compensation of our named executive officers; and (iv) ratified the appointment of McGladrey & Pullen LLP as the Corporation’s independent auditors.  Each elected director shall serve until the 2012 annual stockholders meeting or until a successor is elected and qualified or until that person’s earlier resignation, retirement, death, disqualification or removal.  McGladrey & Pullen LLP shall serve for the fiscal year ending December 31, 2011.

The table below shows the voting results:
					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors
John P. Calamos, Sr	781,387,000	n/a	0	n/a	n/a
Nick P. Calamos	781,387,000	n/a	0	n/a	n/a
G. Bradford Bulkley	793,850,359	n/a	2,832,983	n/a	2,606,521
Mitchell S. Feiger	793,849,858	n/a	2,833,484	n/a	2,606,521
Richard W. Gilbert	793,849,559	n/a	2,833,783	n/a	2,606,521
Arthur L. Knight	793,930,442	n/a	2,752,900	n/a	2,606,521

Approval of Named Executive Officers Compensation	784,883,782	11,633,954	n/a	165,606	2,606,521

Ratification of the Appointment of Public Accounting Firm	798,726,678	18,806	n/a	544,379	n/a

					Broker
	1 Year	2 Year	3 Year	Abstentions	Non-Votes
Frequency of Vote on Named Executive Officers Compensation	794,846,870	12,020	1,660,383	164,069	2,606,521

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 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: July 21, 2011	By:	/s/ J. Christopher Jackson

J. Christopher Jackson
Senior Vice President,
General Counsel and Secretary

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